CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.2

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The Finish Line, Inc. Employee Stock Purchase Plan, of our report dated March 24, 2004, with respect to the consolidated financial statements and schedule of The Finish Line, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Wayne, Indiana
August 4, 2004